EXHIBIT 23.2

                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement on Form S-8, pertaining to the 2003 Employee Stock Incentive Plan of Valero Energy Corporation, of our report dated March 19, 2003, with respect to the consolidated financial statements of Valero Energy Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

                                              /s/ Ernst & Young LLP

San Antonio, Texas
June 25, 2003